UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2014
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 31, 2014, American Spectrum Realty, Inc. (the “Company”) appointed Quentin Thompson, age 58, as the Company’s new Chief Financial Officer.  Mr. Thompson was previously serving as the Company's interim Chief Accounting Officer since July 28, 2014.  Mr. Thompson has over 20 years experience as chief financial officer and vice president of finance for privately held and publicly traded real estate companies. His real estate experience includes acquisition, disposition, development, and asset management, involving single and multifamily residential, retail, commercial, industrial properties as well as land development and construction of single family homes.  He recently served as Chief Financial Officer for Airports Worldwide, an airport operator and investor affiliated with the Houston Airports having airport investments and management operations in the United States, Western Europe and Central America.  Prior to that, he worked as a subcontractor for Colliers International in their government solutions group which was involved in the management, operations and disposition of real estate assets in 33 states for the Dallas office of the FDIC.  Mr. Thompson obtained his CPA license in California while working for Deloitte.  His license is currently inactive.

In connection with his appointment, the Company and Mr. Thompson entered into an employment agreement that provides for a base salary of $265,000 per year.  Mr. Thompson will receive a stock option grant exercisable for not less than 200,000 shares of the Company’s common stock.  If Mr. Thompson’s employment with the Company is terminated by the Company without “cause” (as defined in the employment agreement), Mr. Thompson will be entitled to receive, subject to his execution of a release of claims, a continuation of his then base salary for a period of three months.

The foregoing description of the employment agreement is a summary and is qualified in its entirety by the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01.          Exhibits and Financial Statements.

(a)          Exhibits.

Exhibits          Description

10.1      Employment Agreement between American Spectrum Realty, Inc. and Quentin Thompson dated July 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:		/s/ William J. Carden
			Name:	William J. Carden
			Title:	Chairman of the Board, President
and Chief Executive Officer

Date:	November 4, 2014